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                                                                 Exhibit 10.2(a)

         EMPLOYMENT AGREEMENT dated as of August 1, 1990, between THE MENTUS GROUP, INC., a Minnesota corporation (the "Corporation"), and GERARD P. JOYCE (the "Employee").

1.       Employment, Acceptance and Term.

         1.1 The Corporation hereby employs the Employee and the Employee hereby accepts employment from the Corporation for a term continuing from the date hereof through August 1, 2002 (the "Term"). The Term may be extended from time to time by such additional. period or periods as shrill be mutually agreed to in writing by the Corporation and the Employee; provided that the Term shall be automatically extended for (i) an additional one-year period in the event that either the Corporation or the Employee fails on or before January 31, 2002 to give notice to the other of the intention not to extend the Term, and (ii) for subsequent one-year periods in the event that either the Corporation or the Employee fails to give notice of the termination of this Agreement at least six
(6) months prior to the expiration of any such one-year period. As used herein "Term" shall include the initial ten-year period and such one-year extensions as may be provided hereunder.

2. Duties and Authority.

         2.1 During the Term, the Employee shall devote his full time and efforts to fulfill his obligations hereunder, with the


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understanding that the Employee may participate in charitable and civic activities and have business investments which may, from time to time, require minor portions of his time but shall not interfere with his obligations hereunder. The Employee agrees to use his best efforts, skill and abilities to promote the Corporation's interests; to serve as a director and officer of the Corporation and any of its subsidiary corporations if elected by the Board of Directors of the Corporation (the "Board") or stockholders of the Corporation and any such subsidiary corporation; and to perform such duties (consistent with his status as set forth below in this Section 2) as may be assigned to him by the Board. The Employee may continue to serve as a member of the boards of directors of business corporations of which he is now a member and may serve as a member of the boards of directors of other business corporations.

         2.2 The Employee shall be the Chairman of the Board of the Corporation and shall be in charge of the business, affairs and operations of the Corporation. The Employee shall perform his services subject only to the direction and control of the Board (which direction and control shall be such as is customarily exercised over a Chairman of the Board) and shall report only to the Board.

         2.3 The Corporation shall, for so long as the Employee's employment by the Corporation continues, use its best efforts to

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(i) cause the Employee to be nominated for election as a director and Chairman of the Corporation at each meeting of stockholders held for an election of director; (ii) cause the Employee to be continued in office as Chairman of the Board of the Corporation once so elected; (iii) cause the Employee to be elected to serve as a member and Chairman of an Executive Committee so long as the Board shall appoint an Executive Committee; and (iv) not confer on any other officer or employee, authority, responsibility or powers superior or equal to the authority, responsibility or powers vested in the Employee.

3.       Principal Office.

         3.1 The Employee's services under this Agreement will be performed primarily at either of the Corporation's offices, currently maintained in Eden Prairie, Minnesota and Dallas, Texas, subject to reasonable travel requirements on behalf of the Corporation.

4.       Compensation.

         4.1 During the Term, the Corporation shall pay to the Employee a salary at the annual rate of $180,000, which shall be paid in equal monthly or more frequent installments (the "Base Salary").


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         4.2 Commencing on August 1, 1991 and on each August 1 thereafter (each such March 1 hereinafter referred to as an "Adjustment Date") the Base Salary in effect for the preceding twelve (12) months shall be increased by an annual amount (the "Annual Mandatory Adjustment") equal to the product of (x) the Base Salary in effect for the preceding twelve (12) months multiplied by (y) ten percent (10%). The Base Salary may be further increased as of any Adjustment Date at the discretion of the Board taking into account all relevant factors, including without limitation, the Employee's performance.

         4.3 If the Base Salary shall be so increased for any reason, then, from and after the date of such increase, the Base Salary shall be deemed to be such increased amount for all purposes hereunder, and may not be decreased during the Term for any reason whatsoever.

         4.4 The Corporation may pay the Employee such bonuses as the Board in its discretion shall from time to time determine.

5.       Expenses.

         5.1 During the Term, the Corporation shall pay or reimburse the Employee for all transportation (first-class), hotel and living expenses incurred by the Employee on business trips, and for all other business and entertainment expenses reasonably incurred by him in connection with the business of the Corporation

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and its subsidiaries during the term of his employment hereunder. Such expenses shall include the cost of the Employee's membership in such luncheon and other clubs as the Employee may determine is reasonably necessary, and the costs of an automobile of the Employee's selection.

6.       Employee Benefits.

         6.1 During the Term, the Corporation shall, if the Employee is insurable at standard rates, acquire and maintain, with a reputable insurer, a life insurance policy on the life of the Employee naming the Employee's designee or designees as beneficiary or beneficiaries and providing a net death benefit of not less than $1,000,000. Employee agrees to submit to such physical examinations as may be required by the insurer as a condition to the issuance of such policy.

         6.2 During the Term, the Employee shall be permitted to participate in all group health, hospitalization and disability insurance plans, health programs, pension plans, participation or extra compensation plans, and similar benefits and perquisites that are now or may become available to other senior executives of the Corporation, on the same terms as such other senior executives. Employee shall participate in any stock option, restricted stock or other equity based plans.

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         6.3 During each year of the Term, the Employee shall be entitled to reasonable annual periods of vacation with full pay and allowances. The timing and duration of individual vacation periods shall be determined by the Employee taking into account the needs of the Corporation.


7.       Termination of Employment Prior to End of Term;

         Amounts Payable Upon Such Termination.

         7.1 In the event that the Employee becomes disabled before the expiration of the Term so that he is unable to substantially perform his services hereunder for an aggregate of six (6) consecutive months or a total of nine (9) months within any consecutive eighteen (18) months, the Corporation may terminate the employment of the Employee; provided that the Corporation shall pay to the Employee for the balance of the Term an annual amount, payable monthly, equal to the lesser of (a) the sum of (i) the Base Salary in effect on the date of termination and (ii) one-half (1/2) of any bonuses awarded to Employee with respect to the preceding twenty-four (24) months (or if less than two (2) years of the Term has then elapsed, the entire amount of any bonus paid during the preceding twelve (12) months, or if less, the period of the Term then elapsed) (such sum is hereinafter referred to as Employee's "Current Annual Compensation"), and (b) $500,000. In the event of

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the Employee's death during the Term, the Corporation shall pay the Employee's salary to the date of death.

         7.2 In the event that the Employee's employment is terminated as a result of disability pursuant to this Section 7, the employee shall be entitled to receive until the end of the month in which the Employee reaches age 65, (a) disability payments from the Corporation or its insurer in such monthly amounts as shall be provided for under such disability coverage as may be provided for by the Corporation, and (b) such health insurance and similar health-related insurance coverage and benefits of the Corporation in which the Employee participated as of the date of disability hereunder or which are otherwise made available generally to senior executives of the Corporation.

         7.3 If the Employee shall not be continued in office during the Term as Chairman of the Board and a director of the Corporation and appointed and continued in office as a member and Chairman of the Executive Committee (if any) appointed by the Board, or if the Employee shall not be afforded the authority, responsibilities and prerogatives contemplated in Paragraphs 2.2 and 2.3 hereof (including, without limitation, the continuation of the Employee in the office of chief executive officer of the Corporation during the balance of the of the Employee's employment hereunder and the failure of the or a subsidiary to remove from

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office any corporate officer whose removal shall be requested by the Employee or if the executive offices of the Corporation shall have moved from the Eden Prairie, Minnesota area without the consent of the Employee) , the Employee shall have the right to terminate his employment under this Agreement by sixty
(60) days' prior written notice to the corporation given at any time within ninety (90) days after such event. If the Employee elects to terminate his employment pursuant to this Paragraph 7.3, the Corporation shall pay to the Employee for five (5) years, or, if less, for the balance of the Term, an annual amount, payable monthly, equal to his Current Annual Compensation. Upon completion of such payments, the Corporation shall have no further obligations to the Employee under this Agreement other than such obligations as are expressly set forth. If the Employee shall die or become disabled subsequent to the notice of termination of employment provided for in this Paragraph 7.3, such death or disability shall not diminish or impair his (or his legal representatives or other successor's) right to receive the payments provided for in this Paragraph 7.3.

         7.4 If the Employee shall be discharged without cause during the Term, he shall be entitled to receive from the corporation, on or before the date of discharge, the payments determined as provided in Paragraph 7.3 above.


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         7.5 If the Employee shall be discharged for cause during the Term, the
Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of the Employee, except for compensation or other benefits payable in respect of services rendered prior to the date of such discharge, shall terminate on the date of such discharge. As used herein the term "for cause" shall mean any material breach by the Employee under this Agreement, which breach if susceptible to cure shall not have been cured within thirty (30) days after the Employee has received written notice thereof from the Board, the conviction of the Employee for a felony, or the continued wilful malfeasance or gross negligence by the Employee in the performance of his duties under this Agreement for a period of -thirty (30) days after the Board has directed the Employee in writing to cease the activity giving rise to such wilful malfeasance or gross negligence. The term "for cause" shall not include a bona fide disagreement over corporate policy so long as the Employee does not wilfully violate specific written directions from the Board, which directions are consistent with the provisions of this Agreement.

         7.6 In the event any amounts or other benefits are payable to or for the Employee (or his legal representatives or other successors) pursuant to Paragraphs 7.1, 7.2, 7.3, or 7.4 hereof in respect of any period following the termination of his

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employment hereunder,, such amounts or other benefits shall not be reduced in any manner by reason of any other earnings, income or benefits of or to the Employee from any other source. By this provision the parties intend that the Corporation shall waive any mitigation of damages rule that may otherwise apply in such circumstances.

         7.7 In the event there is a termination of employment pursuant to Paragraphs 7.1, 7.3 or 7.4. the Corporation shall as of the date of such termination vest, or cause to vest, in the Employee all of his rights accrued in and under the Corporation's existing pension plan.

8.       Indemnification and Payment of Legal Expenses.

         8.1 The Corporation shall indemnify the Employee and his legal representatives, to the fullest extent permitted by the laws of the State of Delaware and the existing By-laws of the Corporation, and the Employee shall be entitled to the protection of any insurance policies the Corporation may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding, or any threatened action, suit or proceeding, to which he or his legal representatives may be made a party, or

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threatened to be made a party, by reason of his being or having been a director or officer of the Corporation or any of its subsidiaries.

         8.2 If the Employee or any Designated Representative shall be required to initiate legal action in order to enforce or retain any right or benefit provided by this Agreement in the event of a breach of or default under this Agreement by the Corporation, and if the Employee or Designated Representative shall prevail in such legal action, the Corporation shall indemnify the Employee or such Designated Representative for all reasonable legal and accounting fees and expenses incurred in connection therewith.

9.       Non-Competition.

         9.1 During the Term (without taking into account any automatic extensions of the Term as provided in Section 1.1) and for two (2) years thereafter, unless the Employee is terminated under Sections 7.3 or 7.4, the Employee will not carry on or engage in any business (other than for the Corporation, or any of its subsidiaries or affiliates) within fifty (50) miles of any county in which the corporation is doing business as owner (excluding ownership of not more than 5% of the outstanding shares of a publicly-held corporation, so long as such ownership does not involve any managerial or operational responsibility or other

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employee status), partner, officer, employee or consultant, which business is directly competitive with any business engaged in or carried on at the date of termination of the Term by the Corporation, or any of its subsidiaries of affiliates, provided that if such corporations shall discontinue any line of business subsequent to such date, this covenant not to compete shall terminate with respect to such discontinued line of business.

         9.2 During the Term (without taking into account any automatic extensions of the Term as provided in Section 1.1) and for two (2) years thereafter, the Employee will not, without the prior written consent of the Corporation, either directly or indirectly solicit or otherwise encourage any person employed by the Corporation to leave the employ of the Corporation.

         9.3 The Employee agrees that the Corporation will suffer irreparable injury if, in breach of the covenants contained herein, he competes with the business of the Corporation, or any of its subsidiaries or affiliates, and that by reason of such competition the Corporation will be entitled to injunctive relief in a court of competent jurisdiction. The Employee hereby stipulates to the entry of temporary, preliminary and permanent injunctive relief prohibiting him from competing with the Corporation, or any of its subsidiaries or affiliates, in breach of such covenants.

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         9.4 The Employee agrees that if in any judicial proceeding a court shall refuse to enforce any covenant contained in this Agreement because it covers too extensive a geographic area or too broad a scope of activities or too long a period of time, such covenant shall be reduced in scope to the extent required by law.

10.      Nondisclosure Agreement.

         Except as the Corporation may otherwise permit or direct in writing, the Employee will not disclose, during the Term and thereafter for a period of three (3) years, any information, knowledge or data (unless readily ascertainable from public information or sources, or required by law to be disclosed) concerning the Corporation or any of its subsidiaries or affiliates, which he has obtained or hereafter obtains during the Term that relates to the business processes, trade secrets, methods, customers, machines, inventions, discoveries or any other matters concerning the respective businesses,, products or work of the Corporation or any of its subsidiaries or affiliates. All records, documents and other writings relating to the businesses of such corporations which are or have been prepared or created by the Employee or which have come or hereafter come into his possession during the Term are the property of such corporations and upon


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termination of the Term shall be delivered to or shall remain in the possession of such corporations, as the case may be.

11.      Notices.

         Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be deemed given effectively if delivered personally to such party or if mailed by registered or certified mail, postage prepaid, addressed to such party as follows (the third business day following the date of mailing of any such notice is deemed the date of delivery thereof):

                  To Employee:

                           Mr. Gerard P. Joyce

                           17604 Harboard Oaks Circle
                                Dallas, TX 75252

                  To the Corporation:
                           The Mentus Group, Inc.
                           9531 West 78th Street
                           Eden Prairie, MN 55344

Any party may change the persons and addresses to which notices or other communications are to be sent by giving written notice of

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such change to the other party in the manner provided herein for giving notice.

12.      Miscellaneous.

         12.1 This Agreement shall be binding upon and inure to the benefit of the heirs, next-of-kin and legal representatives of the Employee and the successors and assigns of the Corporation, including any corporation into or'with which the Corporation shall consolidate or merge or to - which it shall sell or otherwise transfer substantially all of its assets, properties and business.

This Agreement is not assignable by the Employee.

         12.2 This Agreement is to be governed by and interpreted in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed wholly within such State.

         12.3 This instrument is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. The parties do not intend to confer any benefit hereunder on any third person and, without limiting the generality of the foregoing, the parties may, in writing, without notice to or consent of any third person, at any time waive any rights hereunder or amend this Agreement in any respect or terminate this Agreement.

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         12.4 The termination of the Employee's employment hereunder shall not affect those provisions of this Agreement that by their terms apply to any period or periods subsequent to such termination.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                           THE MENTUS GROUP, INC.

                                           By
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                                           Title
                                                ---------------------------



                                           --------------------------------
                                           Gerard P. Joyce